Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS SECOND QUARTER RESULTS
Solid Sales Results for North America Security, Communications, and POS & Barcode Business Units

GREENVILLE, SC -- January 24, 2013 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced complete financial results for its second quarter ended December 31, 2012.

Quarter ended December 31, 2012:

Net sales	$747.7	million
GAAP net income	$16.4	million
Adjusted net income(1)	$17.8	million
GAAP diluted EPS	$0.59	per share
Adjusted diluted EPS(1)	$0.64	per share

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the following Supplementary Information table.

“Our sales teams delivered results within our planned range, including record quarterly sales for POS & Barcode and Security products worldwide,” said Mike Baur, CEO, ScanSource, Inc. “In addition, our North America Communications team achieved record sales results for the quarter.”

For the quarter ended December 31, 2012, net sales decreased 4.5% to $747.7 million, compared with $782.7 million for the quarter ended December 31, 2011. Excluding the translation impact of foreign currencies, net sales decreased 3.1% year-over-year. Operating income decreased to $24.4 million from $32.1 million in the comparable prior year quarter. The effective tax rate decreased to 34.0% in the current quarter from 34.7% in the prior year quarter. Net income for the quarter ended December 31, 2012 was $16.4 million, or $0.59 per diluted share, compared with net income of $21.4 million, or $0.77 per diluted share, for the prior year quarter.

Selling, general and administrative expenses for the quarter ended December 31, 2012 included $2.1 million pre-tax ($1.4 million after-tax) in one-time costs associated with the Company's attaining compliance with local Belgian tax matters. These costs include the replacement of certain personnel in the Company's Belgian office and related severance costs, as well as tax accruals and professional fees. Excluding the one-time costs associated with personnel replacement in the Company's local Belgian office, including related tax compliance and professional fees, adjusted net income for the quarter ended December 31, 2012 totaled $17.8 million, or $0.64 per diluted share.

Forecast for Next Quarter

The Company announced its current expectations for the third quarter of fiscal 2013. ScanSource expects that net sales for the quarter ending March 31, 2013 could range from $675 million to $695 million, and diluted earnings per share could be in the range of $0.48 to $0.50 per share.

ScanSource Reports Second Quarter Results

Webcast Details

ScanSource will present additional information about its financial results and outlook on a conference call today at 5:00 p.m. (ET). A webcast of the call will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, factors affecting one-time costs associated with tax compliance and personnel replacement in the Company's local Belgian office; expanded operations in emerging markets, such as Brazil, that expose us to greater political and economic volatility than our operations in established markets; additional costs and delays in connection with the implementation of our new ERP system and associated litigation; our ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC; macroeconomic circumstances that could impact our business, such as currency fluctuations; continued adverse capital and credit market conditions; and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2012 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses non-GAAP measures. To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses adjusted net income and adjusted diluted earnings per share, which exclude one-time costs associated with tax compliance and personnel replacement in the Company's local Belgian office. Management uses return on invested capital (“ROIC”), a non-GAAP measure, as a performance measurement because management believes that this metric best balances the Company's operating results with its asset and liability management. The Company's Board of Directors uses ROIC in evaluating management performance and setting management compensation. The Company also discloses the percentage change in net sales excluding the impact of foreign currency exchange rates to better assess the changes from prior periods.

Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplemental Information table.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, operating from dedicated business units in North America, Latin America and Europe. ScanSource POS & Barcode delivers AIDC (automatic identification and data capture) and POS (point-of-sale) solutions; Catalyst Telecom and ScanSource Communications provide voice, video, data and converged communications equipment; ScanSource Security offers physical security solutions; and ScanSource Services Group delivers value-added support programs and services. Founded in 1992, the company ranks #760 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2012	June 30, 2012*
Assets
Current assets:
Cash and cash equivalents	$31,455	$29,173
Accounts receivable, less allowance of	464,286	470,808
$29,840 at December 31, 2012
$27,349 at June 30, 2012
Inventories	474,713	475,479
Prepaid expenses and other current assets	42,540	41,846
Deferred income taxes	15,278	14,624
Total current assets	1,028,272	1,031,930
Property and equipment, net	48,685	48,785
Goodwill	54,080	53,885
Other non-current assets, including identifiable intangible assets	72,486	67,206
Total assets	$1,203,523	$1,201,806
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$544	$4,268
Accounts payable	353,108	419,683
Accrued expenses and other current liabilities	69,700	67,776
Current portion of contingent consideration	4,952	4,976
Income taxes payable	2,267	1,698
Total current liabilities	430,571	498,401
Deferred income taxes	2,787	—
Long-term debt	5,429	5,429
Borrowings under revolving credit facility	21,808	—
Long-term portion of contingent consideration	8,138	11,677
Other long-term liabilities	37,830	33,988
Total liabilities	506,563	549,495
Shareholders' equity:
Common stock	144,894	139,557
Retained earnings	568,443	534,445
Accumulated other comprehensive income (loss)	(16,377)	(21,691)
Total shareholders' equity	696,960	652,311
Total liabilities and shareholders' equity	$1,203,523	$1,201,806

*	Derived from audited financial statements.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2012	2011	2012	2011
Net sales	$747,716	$782,684	$1,481,320	$1,552,943
Cost of goods sold	673,365	702,845	1,332,930	1,394,013
Gross profit	74,351	79,839	148,390	158,930
Operating expenses:
Selling, general and administrative expenses	49,393	48,474	96,454	95,043
Change in fair value of contingent consideration	533	(722)	1,296	172
Operating income	24,425	32,087	50,640	63,715
Other expense (income):
Interest expense	130	749	254	1,236
Interest income	(532)	(1,002)	(1,166)	(1,452)
Other, net	53	(374)	39	3,157
Income before income taxes	24,774	32,714	51,513	60,774
Provision for income taxes	8,417	11,347	17,514	21,028
Net income	$16,357	$21,367	$33,999	$39,746
Per share data:
Weighted-average shares outstanding, basic	27,713	27,244	27,665	27,191
Net income per common share, basic	$0.59	$0.78	$1.23	$1.46

Weighted-average shares outstanding, diluted	27,958	27,674	27,928	27,604
Net income per common share, diluted	$0.59	$0.77	$1.22	$1.44

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Geographic Segment:
				Non-GAAP
	Quarter ended December 31,			% Change
	2012	2011	% Change	Excluding FX(a)
North American (U.S. and Canada)	$547,987	$562,923	(2.7)%	(2.7)%
International	199,729	219,761	(9.1)%	(4.4)%
Consolidated	$747,716	$782,684	(4.5)%	(3.1)%

				Non-GAAP
	Six months ended December 31,			% Change
	2012	2011	% Change	Excluding FX(a)
North American (U.S. and Canada)	$1,093,799	$1,136,395	(3.7)%	(3.7)%
International	387,521	416,548	(7.0)%	1.2%
Consolidated	$1,481,320	$1,552,943	(4.6)%	(2.4)%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and six months ended December 31, 2012 into U.S. dollars using the weighted average foreign exchange rates for the quarter and six months ended December 31, 2011, respectively. International net sales excluding the translation impact of foreign currencies for the quarter and six months ended December 31, 2012, as adjusted, totaled $210.2 million and $421.6 million.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended December 31, 2012
	Pre-Tax	After-Tax	Diluted EPS
Net income (GAAP)	$24,774	$16,357	$0.59
Adjustments:
Costs associated with Belgian tax compliance and personnel replacement costs, including related professional fees	2,121	1,400	0.05
Adjusted net income (Non-GAAP)	$26,895	$17,757	$0.64

		Quarter ended December 31,
		2012	2011
Return on invested capital (ROIC), annualized (a)		15.2%	19.3%

Reconciliation of EBITDA to Net Income
Net income (GAAP)		$16,357	$21,367
Plus: Income taxes		8,417	11,347
Plus: Interest expense		130	749
Plus: Depreciation and amortization		2,275	2,258
EBITDA (numerator for ROIC)		$27,179	$35,721

Invested Capital Calculation
Equity - beginning of quarter		$676,136	$597,658
Equity - end of quarter		696,960	616,103
Average equity		686,548	606,881
Average funded debt (b)		23,850	128,805
Invested capital (denominator for ROIC)		$710,398	$735,686

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period.
(b) Average funded debt is calculated as the daily average amounts outstanding on our short-term and long-term interest-bearing debt.